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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-K/A
                                (Amendment No.1)

                                 CURRENT REPORT
                     Pursuant to Section 13 OR 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): May 27, 2005

                      Fortune Diversified Industries, Inc.
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               (Exact name of registrant as specified in charter)


             Indiana                    0-19049              20-2803889
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   (State or other jurisdiction       (Commission          (IRS Employer
         of incorporation)            File Number)       Identification No.)



     6402 Corporate Drive, Indianapolis, Indiana            46278
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      (Address of principal executive offices)            (Zip Code)

   Registrant's telephone number, including area code: (317) 532-1374


                                       N/A
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         (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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General:

On May 27, 2005 John F. Fisbeck was appointed President and Chief Executive Officer of Fortune Diversified Industries, Inc. (the "Company"). Mr. Fisbeck was also elected a Director of the Company on that date. These actions were effective as of June 1, 2005. The Company filed a Form 8-K on June 2, 2005 reporting the aforementioned events. Pursuant to the instructions to Form 8-K, the Company indicated that the material terms of Mr. Fisbeck's employment agreement with the Company were not available as of the date of the June 2 filing and that once such terms were available the Company would file an Amended Form 8-K, disclosing such information. The sole purpose of this Amendment No. 1 to Form 8-K dated June 2, 2005 is to provide the information required by Item 5.02(c)(3).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Under Mr. Fisbeck's employment arrangement with the Company he will be paid an annual salary of $360,000 and be entitled to certain additional compensation based upon the amount of capital raised for the Company and based upon the price of the Company's stock.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Fortune Diversified Industries, Inc.

                                            By: /s/ Amy Gallo
                                                --------------------------------
                                                Amy Gallo
                                                Chief Financial Officer

Date: July 22, 2005